UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

Saba Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34372	94-3267638
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bridge Parkway, Redwood Shores, California	94065-1166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 581-2500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Saba Software, Inc. (the “Company”) entered into a letter agreement with Wells Fargo Bank, National Association (“Wells Fargo”) and certain wholly-owned subsidiaries of the Company dated as of April 29, 2013 pursuant to which Wells Fargo extended to May 31, 2013 the time for the Company to deliver to Wells Fargo under the terms of the Credit Agreement with Wells Fargo dated as of June 27, 2011, the following: (i) the Company’s Form 10-Q for its fiscal quarter ended February 29, 2012 and related financial statements, (ii) the Company’s Form 10-K for its fiscal year ended May 31, 2012 and related financial statements, (iii) the Company’s Form 10-Q for its first quarter ended August 31, 2012, and related financial statements, (iv) the Company’s Form 10-Q for its second quarter ended November 30, 2012 and related financial statements, and (v) the Company’s Form 10-Q for its third quarter ended February 28, 2013, and related financial statements. The Company has previously reported its delay in filing its periodic reports with the Securities and Exchange Commission and the Company’s pending restatement of prior financial results. A copy of the letter agreement with Wells Fargo is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, between the Company, Hal Acquisition Sub, Inc., HumanConcepts, LLC, and Wells Fargo Bank, National Association dated as of April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saba Software, Inc.
(Registrant)

Date: April 30, 2013	/s/ Peter E. Williams III
(Signature)
Peter E. Williams III
Executive Vice President and Secretary